SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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     Date of Report (Date of earliest event reported):  January 28, 2010
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                        China Crescent Enterprises, Inc.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                         0-14306                 84-0928627
          ------                         -------                 ----------
(State of Incorporation or      (Commission File Number)      (I.R.S. Employer
     Organization)                                           Identification No.)

                      14860 Montfort Drive, Suite 210
                               Dallas, Texas                          75254
                               -------------                          -----
                  (Address of Principal Executive Offices)          (Zip Code)

      Registrant's telephone number, including area code:  (214) 722-3040
                                                           --------------

Copies to:
                      Law Offices of Michael Littman, Esq.
                                7609 Ralston Road
                                Arvada, CO 80002
                              Phone: (303) 422-8127
                               Fax: (303) 431-1567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

Resignation and Appointment of Chief Executive Officer

     In conjunction with the resignation of Paul K. Danner on February 1, 2010 as Chief Executive Officer and a Director, the Board of Directors of China
Crescent Enterprises, Inc., a Nevada corporation (the "Company"), voted to appoint Dr. James Jiang as President and Chief Executive Officer of the Company, effective February 1, 2010. Dr. Jiang is currently the Chief Executive Officer of GaozhiSoft, Inc.

     Dr. Jiang has over 18 years of information technology, wireless and senior management experience, including CEO level positions. His management resume includes posts with various multinational firms including British Telecom Laboratory, GaozhiSoft, Singapore Technologies and Telular Corp. In 1996, he developed and launched AirTrak, China's first e-commerce service to deliver commerce information from the Internet via a wireless network, and was chief architect of a dynamic web content cache engine and mobile application platform. He holds two patents in Viterbi Decoding and Dynamic Contents Extraction, and is a World Bank Scholar.

     As President and Chief Executive Officer of GaozhiSoft, Inc., a OSS/BSS software company, Dr. Jiang grew the company by developing proprietary software unique to the Chinese market for servicing China Mobile (NYSE:CHL - News) and China Unicom (NYSE:CHU - News). Dr. Jiang was also the Technical Director for a fixed wireless product company, Telular Corp. Inc. (Nasdaq:WRLS - News), in the United States as well as managing all the technical activities throughout Asia Pacific. From 1992 to 1998, Dr. Jiang was Research and Development Director for Singapore based company, PCI Ltd. (Singapore Stock Exchange: 101345 - News).

     Dr. Jiang was awarded his Ph.D. in Digital Mobile Communications from the University of Birmingham in England and his M.S. in Digital Systems from the Cranfield Institute of Technology in England. He earned his B.S. in Electronics from Jiaotong University and was a lecturer at the Shanghai Science & Technology University.

Appointment of Director

     Additionally, the Board of Directors has voted to appoint General Hugh G. Robinson (Retired) a Director of the Company. Gen. Robinson is the former Governor of the Federal Reserve Bank of Dallas and a current Director of NewMarket Technology, Inc.

     Mr. Robinson is the former Chairman and Board Member of the Federal Reserve Bank of Dallas and served as an officer in the United States Army retiring with the rank of Major General. Mr. Robinson is currently a member of the Board of Directors of CarMax, Inc., Aleris International, Inc. and a member of the Advisory Board of TXU Corp. Mr. Robinson is a graduate of the U.S. Military Academy at West Point, New York and earned a Master's Degree in Civil Engineering at Massachusetts Institute of Technology (MIT). He received an honorary Doctor of Laws degree from Williams College and attended the Harvard Management Program for Executives. Mr. Robinson's military career included a number of prestigious posts that included aide de camp to President Lyndon B. Johnson. After retiring from the military, Robinson joined The Southland Corporation as vice president and president of Cityplace Development
Corporation, a subsidiary of Southland. From 1989 through 2002, Mr. Robinson served as Chairman and Chief Executive Officer of The Tetra Group, Inc., a Dallas construction management company with divisions in Minority Business Development and affordable housing. Mr. Robinson serves on the Board of Directors of the North Texas Public Broadcasting Co., Inc., the LBJ Foundation, Inc., and the Better Business Bureau. He is a member of the Dallas Citizens Council, the National Society of Professional Engineers, the Greater Dallas Chamber and the Dallas Black Chamber.

Item 7.01 Regulation FD Disclosure

Press Release

     The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K

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shall  not be  deemed  incorporated  by  reference  into any  filing  under  the
Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

     On January 28, 2010, a press release was issued regarding Mr. Danner's resignation. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

(d)   Exhibits             99.1     Press Release dated January 28, 2010































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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2010
                                           CHINA CRESCENT ENTERPRISES, INC.

                                           By: /s/ Philip J. Rauch
                                              ----------------------------------
                                              Philip J. Rauch
                                              Chief Financial Officer





















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